Exhibit 4.1

SEE RESTRICTIVE LEGEND ON REVERSE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Number	SPECIMEN	Shares
S-

MATHSTAR, INC.

AUTHORIZED NUMBER OF SHARES OF COMMON STOCK: 90,000,000, $.01 PAR VALUE

This Certifies that                                                   is the owner and registered holder
of                                          (                           ) Shares of

Common Stock of MathStar, Inc.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly
authorized officers and to be sealed with the seal of the corporation this            day of              ,2005.

Bryon K. Bequette, Secretary	Douglas M. Pihl, President

The shares represented by this Certificate ("Shares") have not been registered under the Securities Act of 1933 or the securities laws of any state.  The Shares have been acquired for investment and may not be offered for sale, sold or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 and any applicable state securities law, or an opinion of counsel satisfactory to MathStar, Inc., a Delaware corporation, that such registration is not required.

The Corporation is authorized to issue more than one class or series of stock.  The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

For Value Recieved ______ hereby sell, assign and transfer unto
___________________________________________________
_____________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
____________________________________________Attorney
to transfer the said shares on the Books of the within named
Corporation with full power of substitution in the premises.
Dated _________, 20______ ___________________________
IN PRESENCE OF ________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.